Exhibit 4.4

EXECUTION VERSION

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made as of this 10th day June, 2015, among Tops Markets, LLC, a New York limited liability company, and Tops PT, LLC, a New York limited liability company (together, the “Grantors”), and U.S. Bank National Association, in its capacity as collateral agent for the Credit Parties (together, with its successors and assigns, in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors have executed and delivered to the Collateral Agent, for the benefit of the Credit Parties, that certain Security Agreement, dated as of June 10, 2015 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), among Tops Holding LLC, a Delaware limited liability company, Tops Markets II Corporation, a Delaware corporation, the Grantors, the other guarantors party thereto, and the Collateral Agent; and

WHEREAS, pursuant to the Security Agreement, the Grantors are required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby pledges and grants to the Collateral Agent, for its own respective benefit and for the benefit of the other Credit Parties, a lien on and security interest in all of the right, title and interest of each of the Grantors in, to and under the following (collectively, the “Trademark Collateral”):

(a) all of the Grantors’ U.S. Trademarks, including those referred to on Schedule I hereto, including the goodwill exclusively symbolized thereby, provided that no security interest shall be granted in any U.S. intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable law;

(b) all renewals of the foregoing; and

(c) all proceeds of the foregoing, including any claim by the Grantors against third parties for past, present or future infringement or dilution of any U.S. Trademark.

3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement secures, and the Trademark Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Credit Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. COUNTERPARTS. This Trademark Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

6. CONSTRUCTION. The rules of interpretation adopted in Section 1.2 of the Security Agreement shall be applicable to this Trademark Security Agreement.

7. INTERCREDITOR AGREEMENT. Notwithstanding anything to the contrary contained herein, the lien and security interest granted to the Collateral Agent pursuant to this Trademark Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement (as supplemented by the Intercreditor Joinder). In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Trademark Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

8. INDENTURE. Notwithstanding anything to the contrary contained herein, in connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

9. GOVERNING LAW. This Trademark Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantors have caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

TOPS MARKETS, LLC, as Grantor

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	President and Chief Executive Officer

TOPS, PT, LLC, as Grantor

By:	Tops Markets, LLC, its sole member

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	President and Chief Executive Officer

ACCEPTED AND ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

UNITED STATES TRADEMARKS:

Owner	Jurisdiction	Mark/Class/No. Date/Goods	Status
Federal:

Tops Markets, LLC	US/REG	Tops Logo (Design only) Class 42 Reg. No. 0991019 Reg. Date 8/13/1974 Service: Supermarket grocery store services.	Renewed 2013. Next renewal due 8/13/2024

Tops Markets, LLC	US/REG	B-KWIK Class 35 Reg. No. 922571 Reg. Date 10/19/1971 Service: Supermarket grocery store services.	Renewed 2012. Next renewal due 10/19/2021

Tops Markets, LLC	US/REG	BAKER’S OVEN Class 30 Reg. No. 1047798 Reg. Date 9/7/1976 Goods: Baked goods.	Renewed 2006. Next renewal due 9/7/2016

Tops Markets, LLC	US/REG	GLOUCESTER PIER SEAFOOD CO. Class 35 Reg. No. 4362323 Reg. Date: 7/2/2013 Services: Supermarket services featuring a seafood department	Disclaimer of GLOUCESTER and SEAFOOD CO. Section 8 due between 7/2/2018 and 7/2/2019

Owner	Jurisdiction	Mark/Class/No. Date/Goods	Status
Tops Markets, LLC	US/REG	NY GROWN FRESH PICKED FOR TOPS & Design Class 35 Reg. No. 3602029 Reg. Date 4/7/2009 Goods/services: retail grocery store services featuring fresh produce	Section 8 due 4/7/2015 (with grace period ending 10/7/2015) Renewal due 4/7/2019

Tops Markets, LLC	US/REG	NY/PA GROWN FRESH PICKED FOR TOPS & Design Class 35 Reg. No. 3907824 Reg. Date 1/18/2011 Goods/services: retail grocery store services featuring fresh produce	Section 8 due between 1/18/2016 and 1/18/2017 Renewal due 1/18/2021

Tops Markets, LLC	US/REG	ORCHARD FRESH Class 35 Reg. No. 4415615 Reg. Date: 10/8/2013 Services: Retail store services featuring groceries, gasoline and convenience store items	Disclaimer of FRESH. Section 8 due between 10/8/2018 and 10/8/2019

Tops Markets, LLC	US/REG	ORCHARDFRESH TASTEFULLY DONE Class 35 Reg. No. 4435683 Reg. Date: 11-19-2013 Services: Retail supermarket services	Section 8 due between 11/19/2018 and 11/19/2019

Tops Markets, LLC	US/REG	THE SAVINGS CART Class 35 Reg. No. 2529733 Reg. Date 1/15/2002 Services: retail supermarket services	Renewed 2012. Next renewal due 1/15/2022

Owner	Jurisdiction	Mark/Class/No. Date/Goods	Status
Tops Markets, LLC	US/REG	TOPS Classes 1,3,4,6,8,16,20,21,31,32 Reg. No. 3446451 Reg. Date 6/10/2008 Goods: long list of grocery store products	Section 8/15 approved. Renewal due 6/10/2018

Tops Markets, LLC	US/REG	TOPS Class 29 Reg. No. 2963913 Reg. date: 6/28/2005 Goods: Cheese, milk, etc.	Section 8/15 filed 2010. Renewed 2014. Next renewal due 6/28/2025

Tops Markets, LLC	US/REG	TOPS Class 29 Reg. No. 3001996 Reg. Date: 9/27/2005 Goods: Cheese and cracker combinations etc.	Section 8/15 filed 2010. Renewed 2014. Next renewal due 9/27/2025

Tops Markets, LLC	US/REG	TOPS Class 30 Reg. No. 2856078 Reg. Date: 6/22/2004 Goods: Bread, bagels, etc.	Section 8/15 filed 2009. Renewal due 6/22/2024

Tops Markets, LLC	US/REG	TOPS Class 35 Reg. No. 0763677 Reg. Date 1/21/1964 Services: Supermarket grocery store services.	Renewal due 1/21/2024

Tops Markets, LLC	US/REG

TOPS

Class 29

Reg. No. 1433101

Reg. Date 3/17/1987

Goods: Canned tuna fish;

luncheon meats, namely bacon,

bologna, salami, ham, wieners, sausage and luncheon meat loaves comprising olives, pickles and spices combined with luncheon meats; non-dairy whipped topping, and potato chips.

Renewal due 3/17/2017

Owner	Jurisdiction	Mark/Class/No. Date/Goods	Status

Tops Markets, LLC	US/REG	TOPS Class 30 Reg. No. 1465722 Reg. Date 11/17/1987 Goods: Pasta products - namely spaghetti, egg noodles, macaroni and lasagna.	Renewal due 11/17/2017

Tops Markets, LLC	US/REG	TOPS (Stylized) Class 35 Reg. No. 2326658 Reg. Date 3/7/2000 Services: Retail supermarket services.	Renewed 2009. Next renewal due 3/7/2020

Tops Markets, LLC	US/REG	TOPS (Stylized letters and logo) Class 35 Reg. No. 2326652 Reg. Date 3/7/2000 Services: Retail supermarket services.	Renewed 2009. Next renewal due 3/7/2020

Owner	Jurisdiction	Mark/Class/No. Date/Goods	Status
Tops Markets, LLC	US/REG

TOPS BONUS PLUS

Class 35

Reg. No. 4231348

Reg. Date 10/23/2012.

Services: Retail store services in the field of groceries, gasoline and convenience store items featuring a bonus incentive program for customers

Disclaimer of BONUS. Section 8 due between 10-23-2017 and 10-23-2018

Tops Markets, LLC	US/REG

TOPS COUPON CENTRAL & Design

Class 35

Reg. No. 4243364

Reg. Date 11/13/2012.

Services: Retail store services in the field of groceries, gasoline and convenience store items featuring a coupon redemption program

Disclaimer of COUPON. Section 8 due between 11/13/2017 and 11/13/2018

Tops Markets, LLC	US/REG	TOPS E-BONUS SAVER Class 35 Reg. 4142117 Reg. Date: 5/15/2012 Services: Retail store services in the field of groceries featuring a bonus incentive program for customers	Disclaimer of E-BONUS. Section 8 due between 5/15/2017 and 5/15/2018 Renewal due 5/15/2022

Tops Markets, LLC	US/REG	TOPS FRIENDLY MARKETS (and design) Class 42 Reg. No. 1094076 Reg. Date 6/20/1978 Services: Retail supermarket services.	Renewed 2008. Next renewal due 6/20/2018 Disclaimer of FRIENDLY MARKETS.

Owner	Jurisdiction	Mark/Class/No. Date/Goods	Status

Tops Markets, LLC	US/REG	TOPS GAS BONUSPOINTS Class 35 Reg. 4028330 Reg. Date 9/20/2011 Services: Retail store services in the field of groceries and gasoline featuring a bonus incentive program for customers.	Disclaimer of GAS and BONUSPOINTS. Section 8 due between 9/20/2016 and 9/20/2017 Renewal due 9/20/2021

Tops Markets, LLC	US/REG	TOPS GASPOINTS Class 35 Reg. 4142759 Reg. Date: 5/15/2012 Services: Retail store services in the field of groceries and gasoline featuring a bonus incentive program for customers	Disclaimer of GAS POINTS. Section 8 due between 5/15/2017 and 5/15/2018 Renewal due 5/15/2022

Tops Markets, LLC	US/REG	TOPS NEVER STOPS Class 42 Reg. No. 1499050 Reg. Date 8/2/1988 Services: Retail supermarket services.	Renewed 2008. Next renewal due 8/2/2018

Tops Markets, LLC	US/REG	TOPSMART Classes 30, 32 Reg. No. 3858371 Reg. Date 10/5/2010 Goods: candy, beverages, etc.	Section 8 due between 10/5/2015 and 10/5/2016 Renewal due 10/5/2020

Tops Markets, LLC	US/REG	TOPSMART Classes 29 Reg. No. 3951305 Reg. Date 4/26/2011 Goods: shrimp, etc.	Section 8 due between 4/26/2016 and 4/26/2017 Renewal due 4/26/2021

Tops Markets, LLC	US/REG	TOPSTIPS Classes 29, 30, 32 Reg. No. 3929019 Reg Date 3/8/2011 Goods: shrimp, candy, beverages, etc.	Section 8 due between 3/8/2016 and 3/8/2017 Renewal due 3/8/2021

Owner	Jurisdiction	Mark/Class/No. Date/Goods	Status

Tops Markets, LLC	US/REG	TOPS YOUR NEIGHBORHOOD STORE WITH MORE Class 35 Reg. No. 3993400 Reg. Date 7/12/2011 Services: retail grocery store services	Section 8 due between 7/12/2016 and 7/12/2017 Renewal due 7/12/2021

Tops Markets, LLC	US/REG	TOPS XPRESS (and design) Class 35 Reg. No. 2551177 Reg. Date 3/19/2002 Services: Gasoline station and convenience store services.	Renewed 2011. Next renewal due 3/19/2022

Tops Markets, LLC	US/APP	TOPS BUSINESS PLUS Class 36 App. No. 86319686 Filed: 6/25/2015 Services: charge card services	Statement of Use due 7/27/2015

Owner	State:	Mark/ Reg No./Date/Goods	Status

Tops Markets, LLC	NY/REG	RX YOUR NEIGHBORHOOD DRUGSTORE AT TOPS & Design Class 35 Registration in the name of Tops Brands, Inc. to be updated upon renewal Reg. No. S-19539 Reg. Date: 3/29/2006 Goods: retail pharmacy services	Renewal due 3/29/2016

Tops Markets, LLC	NY/REG	TOPS Class 52 Reg. No. R-27276 (now R-30181) Reg. Date 7/12/1993 Goods: Bleach, towelettes and bowl cleaner.	Renewed 2003. In 2013, renewed and assignment recorded from Tops Brands, Inc. to Tops Markets, LLC. Next renewal due 7/12/2023

Tops Markets, LLC	NY/REG	TOPS Class 46 Reg. No. R-27278 (now R-30182) Reg. Date 7/12/1993 Goods: Cheese, margarine, coffee, lightner, half and half, waffles, peanut butter, milk, butter, eggs, potato chips and coffee.	Renewed 2003. In 2013, renewed and assignment recorded from Tops Brands, Inc. to Tops Markets, LLC. Next renewal due 7/12/2023

Tops Markets, LLC	OHIO/REG

RX YOUR NEIGHBORHOOD DRUGSTORE AT TOPS & Design

Class 35

Registration in the name of Tops Brands, Inc. to be updated upon renewal

Reg. No. 200608903034

Reg. Date 3/29/2006

Goods: retail pharmacy services

Renewal due 3/29/2016

Owner	Jurisdiction	Mark/Class/No. Date/Goods	Status

Tops PT, LLC	US/REG	BIG BEAR Class 42 Reg. No. 0981376 Reg. Date: 3/26/1974 Services: retail grocery store services	Renewed 2013. Next renewal due 3/26/2024

Tops PT, LLC	US/REG	BIG BEAR & Design Class 42 Reg. No. 1217929 Reg. Date 11/23/1982 Services: retail grocery store services	Renewed 2002 and 2012. Next renewal due 11/23/2022

Tops PT, LLC	US/REG	BIG SMILES. FRESH FOOD. LOW PRICES. Class 35 Reg. No. 3636274 Reg. Date 6/9/2009 Services: supermarkets	Section 8 due between 6/9/2014 and 6/9/2015 Renewal due 6/9/2019

Tops PT, LLC	US/REG	GARDEN FRESH PRODUCE NOW THAT’S FRESH! Classes 31, 35 Reg. No. 2540369 Reg. Date 2/19/2002 Goods/services: fresh fruits and vegetables; retail store services featuring fresh fruits and vegetables.	Renewed 2011. Next renewal due 2/19/2022

Tops PT, LLC	US/REG	GLOUCESTER PIER Class 29 Reg. No. 2588134 Reg. Date 7/2/2002 Goods: fish, shellfish, seafood, etc.	Renewed 2012. Next renewal due 7/2/2022

Tops PT, LLC	US/REG	P&C Class 30 Reg. No. 0739090 Reg. Date 10/9/1962 Goods: bread	Renewal due 10/9/2012. At some point the Trademark Office will get around to canceling the registration.

Tops PT, LLC	US/REG	P&C (stylized letters) Class 42 Reg. No. 1577082 Reg. Date 1/9/1990 Services: supermarket services	Renewal due 1/9/2020

Tops PT, LLC	US/REG	P&C (stylized letters) Classes 29, 30, 34 Reg. No. 1693854 Reg. Date 6/16/1992 Goods: hamburger, bread, matches, etc.	Renewal due 6/16/2012. At some point the Trademark Office will get around to canceling the registration

Tops PT, LLC	US/REG	P&C FOODS & Design Class 42 Reg. No. 2021018 Reg. Date 12/3/1996 Services: supermarket services	Renewal due 12/3/2016

Licenses: {No change to Licenses}

Agreement	Licensee	Licensor	Date

Perpetual Sublicense Agreement	Tops Markets LLC	Ahold IP, Inc.	December 1, 2007

License Agreement	Tops Markets, LLC	C&S Wholesale Grocers, Inc.	September 24, 2012

IP License Agreement	Tops Markets, LLC	GU Markets LLC	September 24, 2012

A number of trademarks are licensed to Tops Markets LLC pursuant to the Bylaws of Topco Holdings, Inc., dated March 1, 2012.

OTHER TRADEMARKS:

Registrations:

None.

Applications:

None.

Licenses:

None.